UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2015

Chicago Rivet & Machine Co.
(Exact Name of Registrant as Specified in Charter)

Illinois
(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 12, 2015.  At the meeting, (1) the eight nominees named in the Company’s proxy statement dated March 27, 2015 were elected to serve for a term ending at the Annual Meeting in 2016 and (2) the selection of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for 2015 was ratified.

The voting results for each matter are set forth below:

Election of Directors:
	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Bourg	606,855	24,619	288,866
Edward L. Chott	545,830	70,274	288,866
Kent H. Cooney	612,645	20,496	288,866
William T. Divane, Jr.	602,300	27,360	288,866
George P. Lynch	546,070	70,124	288,866
John A. Morrissey	615,621	18,948	288,866
Walter W. Morrissey	615,646	18,898	288,866
John L. Showel	600,737	29,806	288,866

Ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes

863,639	27,926	8,446	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 13, 2015	Michael J. Bourg
President and Treasurer